UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2009
Entertainment Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	1-13561	43-1790877
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
(Address of principal executive office) (Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.1
EX-10.2
EX-10.3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Immediately following the Annual Meeting of Shareholders of Entertainment Properties Trust (the “Company”) held on May 13, 2009 (the “2009 Annual Meeting”), Morgan G. Earnest II was appointed Chief Investment Officer and Vice President of the Company, effective as of May 14, 2009.
     Mr. Earnest, 52, served as a member of the Board of Trustees of the Company from 2003 until the expiration of his term as a trustee at the 2009 Annual Meeting. During such time, Mr. Earnest was a member of the audit, nominating/company governance, compensation and finance committees. Prior to joining the Company as Chief Investment Officer and Vice President, Mr. Earnest was Executive Vice President and a member of the Board of Directors of Capmark Financial Group, Inc. (“Capmark”) (formerly GMAC Commercial Mortgage Corporation, or “GMACCM”) and was responsible for the co-management of Lending and Originations for both North America and Europe. Previously, Mr. Earnest was responsible for the GMACCM’s Specialty Lending Groups, which consisted of the Healthcare, Hospitality and Construction Lending Divisions. Prior to his role at Capmark, Mr. Earnest was a principal of Lexington Mortgage Company which was acquired by GMACCM in March 1996. Mr. Earnest has an MBA from the Colgate Darden Graduate School of Business Administration, University of Virginia and is a graduate of Tulane University.
     As previously reported in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2009, GMAC Commercial Mortgage of Canada, a Canadian affiliate of Capmark, provided the Company with $97 million in mortgage financing in 2004 secured by the Company’s Canadian properties. Mr. Earnest received no direct or indirect compensation from any party in connection with the loan and the Company’s independent trustees previously determined that Mr. Earnest does not have a direct or indirect material interest in the transaction.
     Effective as of May 14, 2009, the Company and Mr. Earnest entered into an employment agreement. The employment agreement has a three year term, with automatic one-year extensions on each anniversary date thereafter. The employment agreement generally provides for:
•	An original annual base salary of $360,000 for Mr. Earnest;

•	An annual incentive bonus in an amount established by the compensation committee pursuant to the Company’s Annual Incentive Program;

•	A long-term incentive award pursuant to the Company’s Long-Term Incentive Plan in an amount established by the compensation committee of the Board of Trustees; and

•	Severance benefits triggered in the event of death, termination due to disability, termination by the Company without “cause”, or termination by the executive for “good reason”. Subject to the immediately following paragraph, the severance benefits consist of:
o	a payment following the triggering event of the sum of Mr. Earnest’s base salary in effect on the date of termination, the value of the annual incentive bonus under the Company’s Annual Incentive Program for the most recently completed year, and the value of the most recent long-term incentive award made under the Company’s Long-Term Incentive Plan, multiplied by a severance multiple (which is three for Mr. Earnest);

o	continuation of certain health plan benefits for a period of years equal to the severance multiple; and

o	vesting of all unvested equity awards.
     In the event that Mr. Earnest’s employment is terminated by (i) the Company without “cause” or (ii) by Mr. Earnest for “good reason” after the second anniversary of the execution of the employment agreement and within 90 days after Mr. Earnest has received notice that the Board of Trustees requires, upon the recommendation of the Company’s Chief Executive Officer, that Mr. Earnest be based at the then current offices of the Company and if the Board reasonably determines that Mr. Earnest has failed to comply with such requirement, then the Company will pay Mr. Earnest a lump-sum payment equal to Mr. Earnest’s base salary in effect on the date of termination multiplied by 1.5.
     “Good reason” is defined in the employment agreement as a good faith determination by Mr. Earnest within 30 days after the Company’s receipt of written notice that one of the following events constitutes “good reason”:
•	the assignment of duties materially and adversely inconsistent with Mr. Earnest’s position under the agreement or a material reduction in Mr. Earnest’s office, status, position, title or responsibilities not agreed to by Mr. Earnest;

•	any material reduction in Mr. Earnest’s base compensation or eligibility under the Company’s Annual Incentive Program, eligibility for long-term incentive awards under the Company’s Long-Term Incentive Plan, or eligibility under employee benefit plans which is not agreed to by Mr. Earnest, or after the occurrence of a “change in control”, a diminution of Mr. Earnest’s target opportunity under the Company’s Annual Incentive Program, the Company’s Long-Term Incentive Plan or any successor plan, or a failure to evaluate Mr. Earnest’s performance relative to the target opportunity based upon the same metrics as peer management at the surviving or acquiring company;

•	a material breach of the employment agreement by the Company, its successors or assigns, including any failure to pay Mr. Earnest on a timely basis any amounts to which he is entitled under the agreement; or

•	any requirement that Mr. Earnest be based at an office outside of a 35-mile radius of Mr. Earnest’s principal residence as of May 14, 2009.
     Under the employment agreement, a “change of control” is deemed to have occurred if:
•	incumbent trustees (defined as the trustees of the Company on the effective date of the agreement, plus trustees who are subsequently elected or nominated with the approval of two-thirds of the incumbent trustees then on the Board) cease for any reason to constitute a majority of the Board of Trustees;

•	any person becomes the beneficial owner of 25% or more of the Company’s voting securities, other than an acquisition by an underwriter in an offering of shares by the Company, or a transaction in which 50% of the voting securities of the surviving corporation is represented by the holders of the Company’s voting securities prior to the transaction, no person is the beneficial owner of 25% of the surviving corporation, and at least a majority of the directors of the surviving corporation were incumbent trustees of the Company (a “non-qualifying transaction”), or upon the acquisition of shares directly from the Company in a transaction approved by a majority of the incumbent trustees;

•	the shareholders approve a merger, consolidation, acquisition, sale of all or substantially all of the Company’s assets or properties or similar transaction that requires the approval of our shareholders, other than a non-qualifying transaction;

•	the shareholders approve a complete plan of liquidation or dissolution of the Company;

•	the acquisition of control of the Company by any person; or

•	any transaction or series of transactions resulting in the Company being “closely held” within the meaning of the REIT provisions of the Internal Revenue Code and with respect to which the Board of Trustees has either waived or failed to enforce the “excess share” provisions of the Company’s Amended and Restated Declaration of Trust.

     Under the employment agreements, “cause” is defined as and is limited to an affirmative determination by the Board of Trustees that any of the following has occurred:
•	Mr. Earnest’s willful and continued failure or refusal to perform his duties with the Company (other than as a result of his disability or incapacity due to mental or physical illness) which is not remedied in the reasonable good faith determination of the Board of Trustees within 30 days after such employee’s receipt of written notice from the Board of Trustees specifying the nature of such failure or refusal; or

•	the willful engagement by Mr. Earnest in misconduct which is materially and demonstrably injurious to the Company. Under the employment agreement, no act or failure to act shall be considered “willful” unless done or omitted in bad faith and without reasonable belief that the act or omission was in the best interests of the Company.
     The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the employment agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
     (e) At the 2009 Annual Meeting, the Company’s shareholders approved an amendment to the Entertainment Properties Trust 2007 Equity Incentive Plan (the “Plan”) to increase the number of common shares of beneficial interest authorized for issuance under the Plan by 1,000,000 shares, from 950,000 shares to 1,950,000 shares. The Company’s Board of Trustees adopted the amendment on April 13, 2009, subject to shareholder approval. At that time, the Company’s Board of Trustees also adopted additional amendments to the Plan, which did not require shareholder approval. The additional amendments to the Plan: (i) eliminated a provision that permitted shares used to pay tax withholdings to be available for use under the Plan; (ii) limited the awards of restricted shares, restricted share units, bonus shares, performance shares, deferred shares and performance units settled in shares available for issuance after April 13, 2009 under the Plan to a maximum of 425,000 shares; (iii) modified the definition of “change of control” to provide that a “change of control” occurs upon, among other things, consummation of certain transactions that require shareholder approval, rather than upon shareholder approval of such transactions; and (iv) provided that all share appreciation rights must expire within ten years from the date of grant. The Company’s Board of Trustees also approved a form of Restricted Share Unit Agreement to be used in connection with grants of restricted share units under the Plan to the Company’s non-employee trustees.
     A brief summary of the Plan, as amended, is included as part of Proposal 2 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2009, which summary is incorporated herein by reference. The summary contained in the proxy statement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Plan, as amended, which is attached hereto as Exhibit 10.2, and incorporated herein by reference. A form of the Restricted Share Unit Agreement for non-employee trustees is also attached hereto as Exhibit 10.3, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 14, 2009, between Entertainment Properties Trust and Morgan G. Earnest II

10.2	Entertainment Properties Trust 2007 Equity Incentive Plan, as amended

10.3	Form of Restricted Share Unit Agreement (Non-Employee Trustees)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST
By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: May 19, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement, dated as of May 14, 2009, between Entertainment Properties Trust and Morgan G. Earnest II

10.2	Entertainment Properties Trust 2007 Equity Incentive Plan, as amended

10.3	Form of Restricted Share Unit Agreement (Non-Employee Trustees)